Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Extreme Networks Public Relations

Greg Cross

408/579-3483

gcross@extremenetworks.com

EXTREME NETWORKS HOSTS INVESTOR BREAKFAST BRIEFING

SANTA CLARA, Calif.; May 21, 2008- Extreme Networks, Inc., (Nasdaq: EXTR) is hosting a breakfast briefing today with members of the financial community from 8:30-11:00 a.m. EDT. The company will discuss its long term operating model and other information at the meeting. An audio-only webcast of the event will be available on the company’s website beginning at 8:30 a.m. EDT and can be accessed in the investor section of the website at:

http://www.extremenetworks.com/about-extreme/investor-relations.aspx

Extreme Networks, Inc.

Extreme Networks designs, builds, and installs Ethernet infrastructure solutions that help solve the toughest business communications challenges. The company’s commitment to open networking sets us apart from the alternatives by delivering meaningful insight and unprecedented control to applications and services. Extreme Networks believes that openness is the best foundation for growth, freedom, flexibility and choice. The company’s focus is on enterprises and service providers who demand high performance, converged networks that support voice, video and data over a wired and wireless infrastructure.

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Extreme Networks is either a registered trademark or trademark of Extreme Networks, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.